                                      FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                         RASC SERIES 2006-EMX5 TRUST
----------------------------------------------------------------------------------------------------
                                                (Filed pursuant to Rule 433; SEC File No. 333-131209)

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.
Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                                        GMAC RFC [GRAPHIC OMITTED]

MLNUSA [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$580,200,000 (APPROXIMATE)

RASC SERIES 2006-EMX5 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX5

June 20, 2006

GMAC RFC Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

     ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:      Pricing Date:              On or about June 22, 2006
                      Settlement Date:           On or about June 29, 2006
                      First Payment Date:        July 25, 2006

STRUCTURE:            Fixed and ARMs:            Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

   STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER
                                          INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities,
LLC.

The information herein has been provided solely by Residential Funding Securities, LLC.
("RFS") based on information with respect to the mortgage loans provided by
Residential Funding Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR  HAS  FILED A REGISTRATION  STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC  FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU
SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT  AND  OTHER DOCUMENTS THE
DEPOSITOR  HAS  FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR  AND  THE OFFERING.  YOU MAY  GET  THESE DOCUMENTS AT
NO  CHARGE  BY  VISITING  EDGAR  ON  THE   SEC   WEB   SITE  AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
OFFERING  WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING
TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS  and its affiliates may acquire, hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and
RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and
RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason
RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is  preliminary,  and will be superseded by the preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you  solely to provide you with  information  about the offering of the  certificates  referred to in this free writing  prospectus  and to solicit  an offer to  purchase  the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer  to  purchase  certificates.  We  will  not  accept  any  offer  by  you to  purchase  the certificates,  and  you  will  not  have  any  contractual  commitment  to  purchase  any of the certificates  until after you have received the  preliminary  prospectus.  You may withdraw your offer  to  purchase  certificates  at any  time  prior  to our  acceptance  of your  offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS  has not  addressed  the legal,  accounting  and tax  implications  of the analysis  with  respect to you,  and  RFS  strongly  urges you to seek  advice from your counsel, accountant and tax advisor.

                                                                Preliminary Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------------------------
Class              Approximate Size(1)  Interest     Principal Type     Expected WAL     Expected Principal    Final Scheduled    Expected rating
                                                                                               Window
                                                                          (yrs)(2)          (months)(2)         Distribution
                                           Type                           Call/Mat            Call/Mat             Date(6)        (Moody's / S&P)
------------------ -------------------- ----------- ----------------- ----------------- --------------------- ------------------ ------------------
A-1 (3)                   $221,115,000   Floating         SEQ           1.00 / 1.00       1 - 21 / 1 - 21         Mar-2028       Aaa/stocktickerAAA
A-2 (3) (4)                 94,202,000   Floating         SEQ           2.00 / 2.00      21 - 28 / 21 - 28        Feb-2033       Aaa/stocktickerAAA
A-3 (3) (4)                110,781,000   Floating         SEQ           3.46 / 3.46      28 - 72 / 28 - 72        May-2036       Aaa/stocktickerAAA
A-4 (3) (4)                 39,802,000   Floating         SEQ           6.44 / 8.60      72 - 78 / 72 - 178       Jul-2036       Aaa/stocktickerAAA
M-1 (3) (4) (5)             23,400,000   Floating         MEZ           4.75 / 5.23      45 - 78 / 45 - 153       Jul-2036            Aa1/AA+
M-2  (3) (4) (5)            20,400,000   Floating         MEZ           4.63 / 5.10      42 - 78 / 42 - 146       Jul-2036            Aa2/AA+
M-3  (3) (4) (5)            12,300,000   Floating         MEZ           4.56 / 5.02      41 - 78 / 41 - 139       Jul-2036            Aa3/AA+
M-4  (3) (4) (5)            11,100,000   Floating         MEZ           4.53 / 4.97      40 - 78 / 40 - 134       Jul-2036             A1/AA
M-5  (3) (4) (5)            11,100,000   Floating         MEZ           4.51 / 4.92      40 - 78 / 40 - 128       Jul-2036            A2/AA-
M-6  (3) (4) (5)             9,900,000   Floating         MEZ           4.48 / 4.87      39 - 78 / 39 - 122       Jul-2036             A3/A+
M-7  (3) (4) (5)             9,600,000   Floating         MEZ           4.47 / 4.81      38 - 78 / 38 - 115       Jul-2036            Baa1/A
M-8  (3) (4) (5)             9,000,000   Floating         MEZ           4.45 / 4.74      38 - 78 / 38 - 107       Jul-2036            Baa2/A-
M-9  (3) (4) (5)             7,500,000   Floating         MEZ           4.44 / 4.63      37 - 78 / 37 - 98        Jul-2036           Baa3/BBB
Total                     $580,200,000
------------------ -------------------- ----------- ----------------- ----------------- --------------------- ------------------ ------------------

     NOTES:

(1)     Class sizes subject to a 10% variance.
(2)     Pricing Speed Assumption:
        Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
        ARMs:  100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)     The pass-through rate on the Class A and Class M Certificates will be equal to the least of
        (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and
        (iii) 14.00% per annum.
(4)     If the 10% optional call is not exercised, the margin on the Class A-3 and Class A-4
        Certificates will double and the margin on the Class M Certificates will increase by a
        1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
(5)     The Class M Certificates are not expected to receive principal payments prior to the
        Stepdown Date.
(6)     For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution
        Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage
        Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow
        on any Distribution Date.  For the Class A-4 and Class M Certificates, the Final Scheduled
        Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

ISSUING ENTITY:              RASC Series 2006-EMX5 Trust.

CERTIFICATES:                The  Class  A-1,  Class  A-2,  Class  A-3 and  Class  A-4  Certificates
                             (collectively,  the  "Class A  Certificates")  are  backed by first and
                             second  lien,  fixed-rate  and  adjustable-rate   mortgage  loans  with
                             original  principal  balances  that may or may not  conform  to Freddie
                             Mac limitations (the "Mortgage Loans").

                             The Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6,
                             Class  M-7,  Class  M-8  and  Class  M-9  Certificates  (the  "Class  M
                             Certificates"   and  together  with  the  Class  A  Certificates,   the
                             "Offered  Certificates").  The  Offered  Certificates  will be  offered pursuant to the Prospectus Supplement described below.

UNDERWRITERS:                Residential Funding Securities, LLC and Barclays Capital Inc.

YIELD MAINTENANCE
AGREEMENT PROVIDER:          Barclays Bank, PLC.

DEPOSITOR:                   Residential  Asset  Securities  Corporation  ("RASC"),  an affiliate of
                             Residential Funding Corporation.

TRUSTEE:                     U.S. Bank National Association

MASTER SERVICER:             Residential  Funding  Corporation (the "Seller",  "Master  Servicer" or
                             "Residential   Funding"),   an  indirect  wholly-owned   subsidiary  of
                             Residential Capital Corporation.

SUBSERVICER:                 Primary  servicing  for all of the  mortgage  loans will be provided by
                             Mortgage  Lenders  Network USA,  Inc.,  see  Origination  and Servicing
                             below.

CUT-OFF DATE:                June  1,  2006  after  deducting  payments
                             due during the month of June 2006.

SETTLEMENT DATE:             On or about June 29, 2006.

DISTRIBUTION DATES:          25th of each  month  (or the  next  business  day if such  day is not a business  day)  commencing  on  July  25, 2006.

FORM OF CERTIFICATES:        Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       For the Class A,  Class  M-1,  Class  M-2 and  Class M-3  Certificates:
                             $100,000  and  integral  multiples  of $1 in  excess  thereof;  for the
                             Class  M-4  through  Class  M-9  Certificates:  $250,000  and  integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:        Subject to  considerations  described  in the  prospectus,  the Offered
                             Certificates  are  expected  to be  eligible  for  purchase by employee benefit  plans  or other  plans or  arrangements  that are  subject  to
                             ERISA or  section  4975 of the  Internal  Revenue  Code  (collectively,
                             "Plans"),   subject  to   important   restrictions   described  in  the
                             prospectus  and  prospectus  supplement.   However,   investors  should
                             consult  with their  counsel  with  respect to the  consequences  under
                             ERISA and the Internal  Revenue Code of such a Plan's  acquisition  and ownership of such Offered Certificates.

LEGAL INVESTMENTS:           The  Certificates  will not constitute  "mortgage  related  securities"
                             for the purposes of the Secondary  Mortgage  Market  Enhancement Act of
                             1984 ("SMMEA").

TAX STATUS:                  One or more REMIC elections.

MORTGAGE LOANS:

                     o       The Mortgage  Loans will consist of first and second lien,  fixed-rate  and  adjustable-rate mortgage  loans with  original  principal  balances that may or may not  conform to Freddie Mac  limitations  (the  "Mortgage  Loans").
                             The pool of  Mortgage  Loans  described  herein has an  approximate aggregate  principal  balance  of  $618,146,803  as of the  Cut-off
                             Date.  On the  closing  date,  the  Mortgage  Loans  will  have  an approximate  aggregate  principal balance of $600,000,000 as of the
                             Cut-off Date.

                     o       As of the Cut-off Date,  approximately  7.04% of the pool of Mortgage Loans described herein provide for an initial interest only period of up to five years.

SILENT SECONDS:              The mortgaged properties relating to approximately 48.34% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent
                             Seconds"), based solely on the information made available to the
                             Depositor.   The weighted average combined original loan-to-value
                             ratio of the Mortgage Loans, including the Silent Seconds 91.36%.
THE ORIGINATOR AND
SUBSERVICER:                 Mortgage  Lenders  Network  USA,  Inc.  originated  all of the Mortgage
                             Loans.  Mortgage  Lenders Network USA, Inc.  originates loans through a
                             nationwide   network  of  retail   production   branches,   independent
                             mortgage  brokers  approved by Mortgage  Lenders  Network USA, Inc. and
                             also  through  its  correspondent   lending  division.   The  executive
                             offices  of  Mortgage   Lenders   Network  USA,  Inc.  are  located  in
                             CityplaceMiddletown, StateConnecticut.

                             Residential Funding acquired all of the mortgage loans from Emax
                             Financial Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

                             Primary  servicing  will be provided by Mortgage  Lenders  Network USA,
                             Inc.   Mortgage  Lenders  Network USA,  Inc. is an approved  Fannie Mae and Freddie Mac servicer.

                             Performance information for certain Mortgage Lenders Network transactions is currently available at www.gmacrfcstaticpool.com.

PREPAYMENT ASSUMPTIONS:

                     o       Fixed - 23% HEP  (2.3%  CPR in  month 1,  building  to 23% CPR by month  10,  and  remaining constant at 23% CPR thereafter).
                     o       ARMs - 100%  PPC  (assumes  that  prepayments  start  at 2% CPR in month  one,  increase  by approximately  2.545%  each month to 30% CPR in month  twelve,  and remain at 30% CPR until  month 22,  from  month 23 to month 27, 50%
                             CPR, and from month 28 and thereafter, 35% CPR).

OPTIONAL CALL:               If the aggregate  principal  balance of the Mortgage  Loans falls below
                             10% of the  aggregate  principal  balance of the  Mortgage  Loans as of the Cut-Off Date (the  "Optional  Call Date"),  the master  servicer or its  designee  may  terminate  the trust.  The exercise of the optional call may be subject  to  limitations  as  described  in the  prospectus supplement.
BASIS RISK
SHORTFALL:                   With respect to any class of the Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is
                             used to determine the pass-through rate of that class of Class A and
                             Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:       With respect to each class of the Class A and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of
                             Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash
                             Flow, at a rate equal to the related pass-through rate for that class.

AVAILABLE DISTRIBUTION
AMOUNT:                      For any distribution date, an amount generally equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

                             O   the aggregate amount of scheduled payments on the mortgage loans due during
                                 the related due period and received on or prior to the related determination date,
                                 after deduction of the master servicing fees and any subservicing fees in respect
                                 of the mortgage loans for that distribution date;

                             O   unscheduled payments, including mortgagor prepayments on the mortgage loans,
                                 insurance proceeds, liquidation proceeds and subsequent
                                 recoveries from the
                                 mortgage loans, and proceeds from repurchases of and
                                 substitutions for the
                                 mortgage loans occurring during the preceding calendar month; and

                             O   all advances made for that distribution date in respect of the mortgage loans.

                             The Prospectus  Supplement  will describe any  adjustments  that may be made to the Available Distribution Amount.

RELIEF ACT SHORTFALLS:       With  respect to any  Distribution  Date,  the  shortfall,  if any,  in collections  of  interest  resulting  from the  Service  Members  Civil
                             Relief Act,  as amended,  or any  similar  legislation  or  regulation.
                             Relief Act  Shortfalls  will be covered by  available  Excess Cash Flow in the current  period  only.  Any Relief Act  Shortfalls  allocated to the  Certificates  for the  current  period not  covered by Excess Cash
                             Flow in the current period will remain unpaid.

CREDIT ENHANCEMENT:          A.  SUBORDINATION.

                             Credit  enhancement  for the  Class A  Certificates  will  include  the subordination  of the  Class M  Certificates.  Credit  enhancement  for the Class M Certificates  will include the  subordination of each class of the Class M Certificates with a lower payment priority.

                             INITIAL  SUBORDINATION  (INCLUDING  THE  INITIAL  OVERCOLLATERALIZATION
                             AMOUNT):

---------------- ---------------- ------------ -------------
CLASS               EXPECTED        INITIAL       AFTER
                     RATING         CREDIT      STEP-DOWN
                 (MOODY'S / S&P)    SUPPORT      SUPPORT
---------------- ---------------- ------------ -------------

---------------- ---------------- ------------ -------------
Class A          Aaa/AAA 22.35%        44.70%
---------------- ---------------- ------------ -------------
Class M-1            Aa1/AA+        18.45%        36.90%
---------------- ---------------- ------------ -------------
Class M-2            Aa2/AA+        15.05%        30.10%
---------------- ---------------- ------------ -------------
Class M-3            Aa3/AA+        13.00%        26.00%
---------------- ---------------- ------------ -------------
Class M-4             A1/AA         11.15%        22.30%
---------------- ---------------- ------------ -------------
Class M-5            A2/AA-          9.30%        18.60%
---------------- ---------------- ------------ -------------
Class M-6             A3/A+          7.65%        15.30%
---------------- ---------------- ------------ -------------
Class M-7            Baa1/A          6.05%        12.10%
---------------- ---------------- ------------ -------------
Class M-8            Baa2/A-         4.55%        9.10%
---------------- ---------------- ------------ -------------
Class M-9           Baa3/BBB         3.30%        6.60%
---------------- ---------------- ------------ -------------

                             For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated
                             principal balance of the Mortgage Loans as of the Cut-off Date.  The initial Credit Support includes the initial Overcollateralization
                             Amount.

B.
                             OVERCOLLATERALIZATION ("OC")

----------------------------------------- ----------------------

----------------------------------------- ----------------------
INITIAL (% ORIG.)                                 3.30%
OC TARGET (% ORIG.)                               3.30%
OC FLOOR (% ORIG.)                                0.50%
OC STEPDOWN TARGET (% CURRENT)                    6.60%
OC HOLIDAY                                        None
----------------------------------------- ----------------------

C.      EXCESS SPREAD *

                             Initially equal to  approximately  338 basis points per annum,  for the
                             26 day initial accrual period.

                             * - Excess  Spread is  calculated  on a 30/360 basis and at the Pricing
                                                          Speed Assumption.

D.      YIELD MAINTENANCE AGREEMENT.

                             Any amounts payable under the Yield Maintenance Agreement on each
                             Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under
                             "Excess Cash Flow Distributions."

EXCESS CASH FLOW
DISTRIBUTIONS:               On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

(1)     as part of the  Principal  Distribution  Amount,  to pay to the  holders  of the Class A and
                                 Class M Certificates  in reduction of their  certificate  principal balances,  the  principal  portion of  realized  losses  previously allocated  to  reduce  the  certificate  principal  balance  of any
                                 Class A or Class M  Certificates  and remaining  unreimbursed,  but only to the extent of subsequent recoveries;

(2)     as part of the  Principal  Distribution  Amount,  to pay to the  holders  of the Class A and
                                 Class M Certificates  in reduction of their  certificate  principal balances,  the  principal  portion of realized  losses  incurred on the Mortgage Loans for the preceding calendar month;

(3)     to pay  the  holders  of the  Class  A and  Class M  Certificates  as part of the  Principal
                                 Distribution Amount, any Overcollateralization Increase Amount;

(4)     to pay the  holders  of Class A and  Class M  Certificates,  the  amount  of any  prepayment interest  shortfalls  allocated thereto for that Distribution Date, on a  pro  rata  basis  based  on  prepayment  interest  shortfalls allocated  thereto,  to the  extent  not  covered  by the  Eligible
                                 Master Servicing Compensation on that Distribution Date;

(5)     to pay to the  holders  of the Class A and Class M  Certificates,  any  prepayment  interest
                                 shortfalls   remaining   unpaid  from  prior   Distribution   Dates
                                 together  with  interest  thereon,  on a pro  rata  basis  based on
                                 unpaid  prepayment   interest   shortfalls   previously   allocated
                                 thereto;

(6)     to pay to the holders of the Class A Certificates,  on a pro rata basis, based on the amount
                                 of  Basis   Risk   Shortfall   Carry-Forward   Amounts   previously
                                 allocated  thereto that remain  unreimbursed,  and then the Class M
                                 Certificates,  in the order of payment priority,  the amount of any
                                 Basis Risk Shortfall  Carry-Forward  Amounts,  remaining  unpaid as of that Distribution Date;

(7)     to pay to the  holders  of the Class A and Class M  Certificates,  the  amount of any Relief
                                 Act  Shortfalls  allocated  thereto,  on a pro rata basis  based on
                                 Relief  Act  Shortfalls  allocated  thereto  for that  Distribution
                                 Date;

(8)     to pay to the holders of the Class A Certificates,  on a pro rata basis, based on the amount
                                 of  realized  losses  previously   allocated  thereto  that  remain
                                 unreimbursed  and then to the  Class M  Certificates,  in the order of payment  priority,  the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

(9)      to pay to the  holders  of the  Class SB  Certificates  and the  Class R  Certificates  any
                                 balance  remaining,  in  accordance  with the terms of the  pooling and servicing agreement.

                             On any Distribution  Date, the amounts  described in clause (2) and (3)
                             above will be paid first from  Excess  Cash Flow for that  Distribution
                             Date,  other  than  amounts  received  by the  trustee  under the Yield
                             Maintenance  Agreement,   and  second  from  amounts  received  by  the
                             trustee under the Yield Maintenance Agreement.

INTEREST ACCRUAL PERIOD:     From and  including  the  preceding  Distribution  Date  (for the first accrual  period,  the  closing  date) up to but  excluding  the current
                             Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:          On each  Distribution  Date, the Pass-Through Rate on each class of the
                             Class A and  Class M  Certificates  will be a per annum  rate  equal to the least of (x) for any  Distribution  Date which  occurs prior to the second  Distribution  Date after the first possible Optional Call Date,
                             One-Month  LIBOR plus the related margin for such class,  and beginning on the  second  Distribution  Date  after the first  possible  Optional
                             Call  Date,   (1)  with   respect  to  the  Class  A-3  and  Class  A-4
                             Certificates,  One-Month  LIBOR plus 2 times the initial related margin for such  class,  and (2) with  respect  to the  Class M  Certificates,
                             One-Month  LIBOR  plus 1.5 times  the  initial  related  margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

NET WAC
CAP RATE:                    For any  Distribution  Date,  a per annum rate  (which will not be less than zero) equal to the weighted  average of the Net Mortgage  Rates of the  Mortgage  Loans  using the Net  Mortgage  Rates in effect  for the scheduled  payments due on such  Mortgage  Loans during the related due period,  multiplied  by a  fraction  equal to 30  divided by the actual number of days in the related Interest Accrual Period.

NET MORTGAGE RATE:           With respect to any  Mortgage  Loan,  the  mortgage  rate minus (a) the master servicing fee and (b) the sub-servicing fee.

ELIGIBLE MASTER
SERVICING COMPENSATION:      For any  Distribution  Date,  an  amount  equal  to the  lesser  of (a)
                             one-twelfth of 0.125% of the stated  principal  balance of the Mortgage
                             Loans  immediately  preceding that  Distribution  Date, and (b) the sum of the master  servicing fee payable to the Master  Servicer in respect of its master  servicing  activities and  reinvestment  income received by the  Master  Servicer  on  amounts  payable  with  respect  to  that
                             Distribution  Date with  respect to the  Mortgage  Loans.  Excess  Cash
                             Flow may also be available  to cover  prepayment  interest  shortfalls, subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                    The Master Servicer will advance  delinquent  principal and interest to the extent the advance is  recoverable  from future  collections on the
                             Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:       With respect to any  Distribution  Date, the excess,  if any, of
                             (a) the  aggregate  stated  principal  balance  of the  Mortgage  Loans before giving effect to  distributions  of principal to be made on that
                             Distribution  Date,  over  (b)  the  aggregate   certificate  principal
                             balance  of the  Class A and  Class M  Certificates,  as of such  date, before  taking into  account  distributions  of principal to be made on that Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With  respect  to  any  Distribution   Date  (i)  prior  to  the
                             Stepdown  Date,  an  amount  equal  to 3.30%  of the  aggregate  stated
                             principal  balance of the Mortgage  Loans as of the Cut-off Date,  (ii)
                             on or after  the  Stepdown  Date  provided  a  Trigger  Event is not in effect,  the  greater  of (x)  6.60%  of  the  then  current  aggregate outstanding  principal  balance  of the  Mortgage  Loans  after  giving effect to  distributions to be made on that  Distribution  Date and (y)
                             the  Overcollateralization  Floor  or (iii)  on or  after  the  related
                             Stepdown  Date  if  a  Trigger   Event  is  in  effect,   the  Required
                             Overcollateralization    Amount   for   the    immediately    preceding
                             Distribution  Date.  The Required  Overcollateralization  Amount may be
                             reduced from time to time with notification to the rating agencies.

OVERCOLLATERALIZATION FLOOR:        0.50%  of  the  aggregate  stated   principal   balance  of  the
                             Mortgage Loans, as of the Cut-Off Date.

STEPDOWN DATE:               The  earlier  to  occur  of  (i)  the  Distribution   Date  immediately
                             succeeding  the  Distribution  Date on which the aggregate  certificate principal  balance  of the Class A  Certificates  has been  reduced  to zero or (ii) the  later to occur of (x) the  Distribution  Date in July
                             2009  and  (y)  the  first   Distribution  Date  on  which  the  Senior
                             Enhancement Percentage is greater than or equal to 44.70%.
OVERCOLLATERALIZATION
INCREASE AMOUNT:             With respect to any  Distribution  Date,  an amount equal to the lesser of  (i)  available  Excess  Cash  Flow  available  for  payment  of the
                             Overcollateralization  Increase  Amount on that  Distribution  Date, as provided  in clause  (3) under  "Excess  Cash Flow  Distributions"  and
                             (ii) the  excess,  if any,  of (x) the  Required  Overcollateralization
                             Amount for that  Distribution  Date over (y) the  Overcollateralization
                             Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:            With   respect   to  any   Distribution   Date  for  which  the  Excess
                             Overcollateralization  Amount  is,  or  would  be,  after  taking  into account all other  distributions to be made on that Distribution  Date, greater  than  zero,  an amount  equal to the  lesser of (i) the Excess
                             Overcollateralization  Amount  for  that  Distribution  Date  and  (ii)
                             Principal Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                      With  respect to any  Distribution  Date,  the  excess,  if any, of the
                             Overcollateralization  Amount over the  Required  Overcollateralization
                             Amount.

EXCESS CASH FLOW:            For  any  Distribution  Date,  the  sum of (a)  the  excess  of (1) the
                             Available  Distribution  Amount for that distribution date over (2) the sum of (x) the interest  distribution  amount for the  Certificates for that  Distribution  Date  and  (y)  the  lesser  of (i)  the  aggregate certificate  principal balance of the Offered Certificates  immediately prior to such  Distribution  Date and  (ii)  the  Principal  Remittance
                             Amount  for that  Distribution  Date to the  extent  not  needed to pay interest on the Offered  Certificates  on such  Distribution  Date, (b)
                             any   Overcollateralization   Reduction  Amount  and  (c)  any  amounts
                             received by the trust under the Yield  Maintenance  Agreement  for that
                             Distribution  Date.  Excess  Cash Flow may be used to protect the Class
                             A and  Class M  Certificates  against  realized  losses  by  making  an additional  payment  of  principal  up to the  amount  of the  realized
                             losses  to  the   extent   described   above  in   "Excess   Cash  Flow
                             Distributions".

TRIGGER EVENT:
(SUBJECT TO CHANGE)          A Trigger  Event is in effect on any  Distribution  Date if either  (i)
                             the  three  month  average  of  the  related   Sixty-Plus   Delinquency
                             Percentage,   as   determined  on  that   Distribution   Date  and  the
                             immediately   preceding  two  Distribution  Dates,  equals  or  exceeds
                             35.79%  of  the  Senior  Enhancement   Percentage  or  (ii)  cumulative
                             realized  losses on the Mortgage  Loans as a percentage  of the initial aggregate  principal  balance of the  Mortgage  Loans as of the Cut-off
                             Date exceed the following amounts:

---------------------- ------------------------------------------------------------------
                                                 LOSS TRIGGER
---------------------- ------------------------------------------------------------------
Months 25-36           1.75% in the first month plus an additional 1/12th of 2.20% for every month thereafter
                       3.95% in the first month plus an additional 1/12th of 2.20% for
Months 37-48           every month thereafter
                       6.15% in the first month plus an additional 1/12th of 1.35% for
Months 49-60           every month thereafter
                       7.50% in the first month plus an additional 1/12th of 0.50% for
Months 61-72           every month thereafter
Months 73 and
thereafter             8.00%
---------------------- ------------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With respect to any  Distribution  Date,  the fraction,  expressed as a percentage,  equal to (x) the  aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent  in payment of principal and interest for that Distribution  Date,  including Mortgage
                             Loans in bankruptcy  that are 60 or more days  delinquent,  foreclosure or  REO,  over  (y)  the  aggregate  stated  principal  balance  of the
                             Mortgage Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:      For any  Distribution  Date,  the  percentage  obtained by dividing (x)
                             the sum of (i)  the  aggregate  certificate  principal  balance  of the
                             Class M  Certificates  and (ii) the  Overcollateralization  Amount,  in
                             each  case  prior  to  the  distribution  of  the  aggregate  Principal
                             Distribution  Amount on such  Distribution  Date,  by (y) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:
                             On any  Distribution  Date,  the  lesser of  (a) the  excess of (i) the
                             Available  Distribution  Amount plus for  inclusion in Excess Cash Flow for  purposes  of  clause  (b)(v)  and  (vi)  in this  definition,  the amounts received by the trustee under the Yield  Maintenance  Agreement for that  Distribution  Date to the extent set forth in clauses (2) and
                             (3) under the "Excess Cash Flow  Distributions"  above,  over  (ii) the interest  distribution  amount and (b) the  aggregate  amount described below:

                             (i)    the principal  portion of all scheduled  monthly payments on the
                                    Mortgage   Loans  received  or  advanced  with  respect  to  the
                                    related due period;

                             (ii)   the  principal  portion of all  proceeds  of the  repurchase  of
                                    Mortgage  Loans,  or,  in the  case of a  substitution,  amounts
                                    representing  a  principal   adjustment,   as  required  by  the
                                    pooling and servicing  agreement  during the preceding  calendar month;

                             (iii)  the  principal  portion  of all  other  unscheduled  collections other  than  subsequent  recoveries,  received  on the  Mortgage
                                    Loans  during  the  preceding  calendar  month,  or deemed to be
                                    received  during  the  preceding   calendar  month,   including,
                                    without  limitation,  full  and  partial  principal  prepayments
                                    made  by  the   respective   mortgagors,   to  the   extent  not
                                    distributed in the preceding month;

                             (iv)   the lesser of  (a) subsequent  recoveries for that  distribution date  and  (b) the  principal  portion  of any  realized  losses allocated  to any  class  of  offered  certificates  on a  prior distribution date and remaining unpaid;

                             (v)    the lesser of  (a) the  Excess  Cash Flow for that  distribution date,  to the extent not used in  clause (b)  (iv) above on such
                                    Distribution   Date,  and  (b) the   principal  portion  of  any
                                    realized losses  incurred,  or deemed to have been incurred,  on
                                    any  Mortgage  Loans  in  the  calendar  month   preceding  that
                                    Distribution  Date to the extent covered by Excess Cash Flow for that  Distribution  Date as described  under  "--Excess Cash Flow
                                    Distributions" above; and

                             (vi)   the lesser of  (a) the  Excess  Cash Flow for that  Distribution
                                    Date,  to the  extent not used  pursuant  to clause (b) (iv) and
                                    (v) above on such  Distribution  Date, and (b) the amount of any
                                    Overcollateralization  Increase  Amount  for  that  Distribution
                                    Date,  to the  extent  covered  by  Excess  Cash  Flow  for that
                                    Distribution   Date  as  described   under   "Excess  Cash  Flow
                                    Distributions" above;
                             minus

                             (vii)  the  amount of any  Overcollateralization  Reduction  Amount for that Distribution Date; and

                             (viii) any capitalization reimbursement amount.

                             In  no  event   will  the   Principal   Distribution   Amount   on  any
                             Distribution  Date be less than zero or  greater  than the  outstanding aggregate  certificate  principal  balance of the Class A  Certificates and Class M Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                      For any Distribution  Date, the sum of the following  amounts:  (i) the principal  portion of all  scheduled  monthly  payments on the Mortgage
                             Loans  received  or  advanced  with  respect to the related due period;
                             (ii)  the  principal  portion  of all  proceeds  of the  repurchase  of
                             Mortgage Loans or, in the case of  substitution,  amounts  representing a  principal  adjustment  as  required  in the  pooling  and  servicing
                             agreement   during  the  preceding   calendar  month;   and  (iii)  the
                             principal  portion of all other  unscheduled  collections  received  on the  Mortgage  Loans during the  preceding  calendar  month  including, without  limitation,  full and partial  principal  prepayments  made by the  respective  mortgagors,  to  the  extent  not  distributed  in the preceding month but excluding subsequent recoveries.

INTEREST
DISTRIBUTIONS:               Distributions  to  the  holders  of  the  Certificates   will  be  made
                             generally as follows:
                             From the  Available  Distribution  Amount  remaining  after payment of
                             certain  fees  and  expenses,   distribution  of  accrued  and  unpaid
                             interest  (less any  prepayment  interest  Shortfalls  not  covered by
                             Eligible Master  Servicing  Compensation or any Relief Act shortfalls)
                             to the holders of Certificates, in the following order of priority:

(i)     To each  class of the  Class A  Certificates,  on a  pro-rata  basis,  based on the  accrued certificate interest accrued thereon
(ii)    To the Class M-1 Certificates;
(iii)   To the Class M-2 Certificates;
(iv)    To the Class M-3 Certificates;
(v)     To the Class M-4 Certificates;
(vi)    To the Class M-5 Certificates;
(vii)   To the Class M-6 Certificates;
(viii)  To the Class M-7 Certificates;
(ix)    To the Class M-8 Certificates; and
(x)     To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:
                              The Principal Distribution Amount will be distributed as follows:

(i)     To the Class A Certificates,  the Class A Principal Distribution Amount, sequentially to the
                                   Class A-1, Class A-2,  Class A-3 and Class A-4  Certificates
                                   in that  order,  until the  certificate  principal  balances thereof are reduced to zero;
(ii)    To the  Class M-1  Certificates,  the Class M-1  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-1
                                   Certificates is reduced to zero;
(iii)   To the  Class M-2  Certificates,  the Class M-2  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-2
                                   Certificates is reduced to zero;
(iv)    To the  Class M-3  Certificates,  the Class M-3  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-3
                                   Certificates is reduced to zero;
(v)     To the  Class M-4  Certificates,  the Class M-4  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-4
                                   Certificates is reduced to zero;
(vi)    To the  Class M-5  Certificates,  the Class M-5  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-5
                                   Certificates is reduced to zero;
(vii)   To the  Class M-6  Certificates,  the Class M-6  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-6
                                   Certificates is reduced to zero;
(viii)  To the  Class M-7  Certificates,  the Class M-7  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-7
                                   Certificates is reduced to zero;
(ix)    To the  Class M-8  Certificates,  the Class M-8  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-8
                                   Certificates is reduced to zero; and
(x)     To the  Class M-9  Certificates,  the Class M-9  Principal  Distribution  Amount,  until the
                                   certificate    principal    balance   of   the   Class   M-9
                                   Certificates is reduced to zero.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the Principal  Distribution  Amount for that
                             Distribution  Date or (ii) on or after the  Stepdown  Date if a Trigger
                             Event is not in effect for that Distribution Date, the lesser of:

o                            the Principal Distribution Amount for that Distribution Date; and
                             the  excess,  if  any,  of  (A)  the  aggregate  certificate  principal
                             balance  of  the  Class  A  Certificates   immediately  prior  to  that
                             Distribution  Date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and  (2)  the  aggregate  stated
                             principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be  made  on  that  Distribution  Date  and  (y)  the excess,  if any,  of the  aggregate  stated  principal  balance  of the
                             Mortgage  Loans  after  giving  effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount
                             for  that  Distribution   Date  after   distribution  of  the  Class  A
                             Principal  Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution
                             Date after distribution of the Class A Principal Distribution Amount; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate principal  balance of
                             the Class A  Certificates  (after  taking into  account the payment
                             of  the   Class  A   Principal   Distribution   Amount   for   that
                             Distribution  Date) and (2) the  certificate  principal  balance of the Class M-1 Certificates  immediately  prior to that Distribution
                             Date over (B) the lesser of (x) the  product of (1) the  applicable
                             Subordination  Percentage  and (2) the aggregate  stated  principal
                             balance   of  the   Mortgage   Loans   after   giving   effect   to
                             distributions  to be  made on that  Distribution  Date  and (y) the excess,  if any, of the aggregate stated  principal  balance of the
                             Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for  that  Distribution  Date  after  distribution  of the  Class A and
                             Class  M-1  Principal  Distribution  Amounts  or (ii) on or  after  the
                             Stepdown   Date  if  a  Trigger   Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution
                             Date after distribution
                             of the Class A and Class M-1 Principal Distribution Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate principal  balance of
                             the Class A and Class M-1  Certificates  (after taking into account the  payment  of the Class A and Class M-1  Principal  Distribution
                             Amounts  for  that  Distribution  Date)  and  (2)  the  certificate principal  balance of the Class M-2 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product
                             of  (1)  the  applicable   Subordination  Percentage  and  (2)  the
                             aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect  to  distributions  to be made on that  Distribution
                             Date  and  (y)  the  excess,   if  any,  of  the  aggregate  stated
                             principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made  on  that  Distribution  Date,  over  the
                             Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1 and Class M-2  Principal  Distribution  Amounts or (ii) on or after the  Stepdown  Date  if a  Trigger  Event  is not in  effect  for  that
                             Distribution Date, the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution
                             Date after distribution
                             of the Class A,  Class M-1 and  Class  M-2  Principal  Distribution
                             Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate principal  balance of
                             the Class A,  Class M-1 and Class M-2  Certificates  (after  taking into  account  the  payment of the Class A, Class M-1 and Class M-2
                             Principal  Distribution  Amounts  for that  Distribution  Date) and
                             (2)  the   certificate   principal   balance   of  the   Class  M-3
                             Certificates  immediately  prior to that Distribution Date over (B)
                             the lesser of (x) the product of (1) the  applicable  Subordination
                             Percentage and (2) the aggregate  stated  principal  balance of the
                             Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and  (y)  the  excess,  if  any,  of  the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect  to  distributions  to be made on that  Distribution
                             Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1,  Class M-2 and Class M-3  Principal  Distribution  Amounts or (ii)
                             on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A,  Class  M-1,  Class  M-2 and  Class  M-3  Principal
                             Distribution Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A,  Class  M-1,  Class  M-2 and  Class  M-3  Certificates
                             (after  taking into  account the payment of the Class A, Class M-1,
                             Class M-2 and Class M-3  Principal  Distribution  Amounts  for that
                             Distribution  Date) and (2) the  certificate  principal  balance of the Class M-4 Certificates  immediately  prior to that Distribution
                             Date over (B) the lesser of (x) the  product of (1) the  applicable
                             Subordination  Percentage  and (2) the aggregate  stated  principal
                             balance   of  the   Mortgage   Loans   after   giving   effect   to
                             distributions  to be  made on that  Distribution  Date  and (y) the excess,  if any, of the aggregate stated  principal  balance of the
                             Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1,  Class  M-2,  Class  M-3  and  Class  M-4  Principal  Distribution
                             Amounts  or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

o                             the remaining  Principal  Distribution  Amount for that Distribution
                              Date after distribution of the  Class A,  Class  M-1,  Class  M-2,
                              Class M-3 and Class M-4 Principal Distribution Amounts; and

o                             the excess,  if any, of (A) the sum of (1) the aggregate  certificate principal  balance of the  Class A,  Class  M-1,  Class  M-2,  Class
                              M-3 and  Class  M-4 Certificates  (after  taking into  account the payment of the Class A, Class M-1,  Class M-2, Class M-3and Class M-4  Principal
                              Distribution  Amounts  for  that  Distribution  Date)  and  (2) the
                              certificate   principal  balance  of  the  Class  M-5  Certificates
                              immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the  aggregate  stated  principal  balance of the  Mortgage
                              Loans  after  giving  effect  to  distributions  to be made on that
                              Distribution  Date and (y) the  excess,  if any,  of the  aggregate stated  principal  balance  of  the  Mortgage  Loans  after  giving effect  to  distributions  to be made on  that  Distribution  Date, over the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1,   Class  M-2,  Class  M-3,  Class  M-4  and  Class  M-5  Principal
                             Distribution  Amounts  or  (ii)  on or  after  the  Stepdown  Date if a
                             Trigger Event is not in effect for that  Distribution  Date, the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class  M-1,  Class  M-2,  Class M-3,  Class M-4 and
                             Class M-5 Principal Distribution Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4 and Class
                             M-5  Certificates  (after  taking  into  account the payment of the
                             Class A, Class M-1,  Class M-2,  Class M-3, Class M-4 and Class M-5
                             Principal  Distribution  Amount for that Distribution Date) and (2)
                             the  certificate  principal  balance of the Class M-6  Certificates immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the  aggregate  stated  principal  balance of the  Mortgage
                             Loans  after  giving  effect  to  distributions  to be made on that
                             Distribution  Date and (y) the  excess,  if any,  of the  aggregate stated  principal  balance  of  the  Mortgage  Loans  after  giving effect  to  distributions  to be made on  that  Distribution  Date, over the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5 and  Class  M-6
                             Principal  Distribution  Amounts or (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class
                             M-5 and Class M-6 Principal Distribution Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class  M-1,  Class M-2,  Class M-3,  Class M-4,  Class
                             M-5 and Class M-6  Certificates  (after  taking  into  account  the payment  of the Class A, Class M-1,  Class  M-2,  Class M-3,  Class
                             M-4,  Class M-5 and Class M-6  Principal  Distribution  Amounts for
                             that Distribution  Date) and (2) the certificate  principal balance
                             of  the  Class   M-7   Certificates   immediately   prior  to  that
                             Distribution  Date over (B) the  lesser of (x) the  product  of (1)
                             the  applicable  Subordination  Percentage  and (2)  the  aggregate stated  principal  balance  of  the  Mortgage  Loans  after  giving effect to  distributions to be made on that  Distribution  Date and
                             (y) the excess,  if any, of the aggregate stated principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date,  over  the  Overcollateralization
                             Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6 and Class
                             M-7  Principal  Distribution  Amounts or (ii) on or after the  Stepdown
                             Date if a Trigger  Event is not in effect for that  Distribution  Date, the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class
                             M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class  M-1,  Class M-2,  Class M-3,  Class M-4,  Class
                             M-5,  Class M-6 and  Class  M-7  Certificates  (after  taking  into account  the  payment of the Class A, Class M-1,  Class M-2,  Class
                             M-3,  Class  M-4,  Class  M-5,  Class M-6 and  Class M-7  Principal
                             Distribution  Amounts  for  that  Distribution  Date)  and  (2) the
                             certificate   principal  balance  of  the  Class  M-8  Certificates
                             immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the  aggregate  stated  principal  balance of the  Mortgage
                             Loans  after  giving  effect  to  distributions  to be made on that
                             Distribution  Date and (y) the  excess,  if any,  of the  aggregate stated  principal  balance  of  the  Mortgage  Loans  after  giving effect  to  distributions  to be made on  that  Distribution  Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:         With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class
                             M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7
                             and Class M-8  Principal  Distribution  Amounts or (ii) on or after the
                             Stepdown   Date  if  a  Trigger   Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o                            the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class
                             M-5,  Class  M-6,  Class M-7 and Class M-8  Principal  Distribution
                             Amounts; and
o                            the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class  M-1,  Class M-2,  Class M-3,  Class M-4,  Class
                             M-5,  Class  M-6,  Class  M-7 and  Class  M-8  Certificates  (after taking into  account  the payment of the Class A, Class M-1,  Class
                             M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7 and
                             Class M-8  Principal  Distribution  Amounts  for that  Distribution
                             Date) and (2) the  certificate  principal  balance of the Class M-9
                             Certificates  immediately  prior to that Distribution Date over (B)
                             the lesser of (x) the product of (1) the  applicable  Subordination
                             Percentage and (2) the aggregate  stated  principal  balance of the
                             Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date  and  (y)  the  excess,  if  any,  of  the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect  to  distributions  to be made on that  Distribution
                             Date, over the Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                  As to any  class  of Class A or Class M  Certificates,  the  respective approximate percentage set forth below:

----------------- -------------------- ---------------
CLASS                  EXPECTED        SUBORDINATION
                        RATING
                    (MOODY'S / S&P)          %
----------------- -------------------- ---------------

----------------- --------------------
                                       ---------------
Class A           Aaa/AAA       55.30%
----------------- -------------------- ---------------
Class M-1               Aa1/AA+            63.10%
----------------- -------------------- ---------------
Class M-2               Aa2/AA+            69.90%
----------------- -------------------- ---------------
Class M-3               Aa3/AA+            74.00%
----------------- -------------------- ---------------
Class M-4                A1/AA             77.70%
----------------- -------------------- ---------------
Class M-5               A2/AA-             81.40%
----------------- -------------------- ---------------
Class M-6                A3/A+             84.70%
----------------- -------------------- ---------------
Class M-7               Baa1/A             87.90%
----------------- -------------------- ---------------
Class M-8               Baa2/A-            90.90%
----------------- -------------------- ---------------
Class M-9              Baa3/BBB            93.40%
----------------- -------------------- ---------------

SUBSEQUENT RECOVERIES:       Subsequent recoveries,  net of reimbursable  expenses,  with respect to
                             Mortgage  Loans  that have  been  previously  liquidated  and that have resulted in a realized loss.

ALLOCATION OF LOSSES:        Any realized losses will be allocated or covered as follows:

(i)     By Excess Cash Flow for the related Distribution Date;
(ii)    By  reduction  of the  Overcollateralization  Amount,
        until  reduced  to zero  (as  further
        described in the prospectus supplement);
(iii)   To the Class M-9 Certificates, until reduced to zero;
(iv)    To the Class M-8 Certificates, until reduced to zero;
(v)     To the Class M-7 Certificates, until reduced to zero;
(vi)    To the Class M-6 Certificates, until reduced to zero;
(vii)   To the Class M-5 Certificates, until reduced to zero;
(viii)  To the Class M-4 Certificates, until reduced to zero;
(ix)    To the Class M-3 Certificates, until reduced to zero;
(x)     To the Class M-2 Certificates, until reduced to zero;
(xi)    To the Class M-1 Certificates, until reduced to zero; and
(xii)   To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:           The Offered Certificates will be offered pursuant to a Preliminary
                      Prospectus which includes a Preliminary Prospectus Supplement (together, the
                      "Preliminary Prospectus").  Additional information with respect to the
                      Offered Certificates and the Mortgage Loans is contained in the Preliminary
                      Prospectus.   The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

YIELD MAINTENANCE AGREEMENT

                                        [Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Barclays
Bank, PLC. (the "Counterparty") for the benefit of the Offered Certificates. On each
Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of  (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the
Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 5.20% beginning with the Distribution Date in July 2006. The Yield
Maintenance Agreement will terminate after the Distribution Date in June 2011.

---------- ----------------- -------- -----------------
 PERIOD        NOTIONAL      PERIOD       NOTIONAL
             BALANCE ($)                BALANCE ($)
---------- ----------------- -------- -----------------
    1        580,200,000.00    31       177,281,882.49
    2        575,962,103.37    32       169,180,135.20
    3        570,677,513.74    33       161,424,952.47
    4        563,732,754.75    34       154,001,024.39
    5        555,126,612.79    35       146,893,732.62
    6        544,870,793.75    36       140,089,480.08
    7        532,990,463.20    37       133,576,547.52
    8        519,524,652.71    38       133,576,547.52
    9        504,529,999.13    39       132,127,562.28
   10        488,321,533.72    40       126,796,914.62
   11        471,124,326.79    41       121,691,439.84
   12        453,214,985.13    42       116,801,292.53
   13        435,966,193.10    43       112,117,050.14
   14        419,353,337.75    44       107,629,717.17
   15        403,352,730.77    45       103,330,704.95
   16        387,941,573.48    46        99,211,809.39
   17        373,097,923.24    47        95,265,193.46
   18        358,800,661.12    48        91,483,370.53
   19        345,029,460.72    49        87,859,188.35
   20        331,764,758.30    50        84,385,813.88
   21        318,976,807.38    51        81,056,718.74
   22        305,345,078.95    52        77,865,665.41
   23        283,896,651.89    53        74,806,693.97
   24        264,030,006.69    54        71,874,109.55
   25        245,650,801.16    55        69,062,470.25
   26        228,609,910.67    56        66,366,575.73
   27        213,486,860.23    57        63,781,456.21
   28        203,830,707.35    58        61,302,362.08
   29        194,589,969.06    59        58,924,753.89
   30        185,746,229.02    60        56,644,313.54
                               61                 0.00
---------- ----------------- -------- -----------------

                                       RATING AGENCY CONTACTS

-----------------------------------------------------------------------------------------------------
                                   NAME                                       PHONE EXTENSION
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 MOODY'S:                          Shachar Gonen                        (212) 553-3711

 S&P:                              Ken Epstein                          (212) 438-4065

                                                              FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                                 RASC SERIES 2006-EMX5 TRUST
----------------------------------------------------------------------------------------------------------------------------
                                                                        (Filed pursuant to Rule 433; SEC File No.333-131209)
----------------------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other
Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this
Statement.  You may obtain a copy of the Statement from your sales representative.

GMAC RFC [GRAPHIC OMITTED]

MLNUSA [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$580,200,000 (APPROXIMATE)

RASC SERIES 2006-EMX5 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX5

June 20, 2006

                                        GMAC RFC Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

                  ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:              Pricing Date:                           On or about June 22, 2006
                              Settlement Date:                        On or about June 29, 2006
                              First Payment Date:                     July 25, 2006

STRUCTURE:                    Fixed and ARMs:                         Senior / Subordinated structure
                              Rating Agencies:                        Moody's and S&P

         STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR  HAS  FILED A REGISTRATION  STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
STATEMENT  AND OTHER DOCUMENTS THE DEPOSITOR  HAS FILED WITH THE SEC FOR MORE COMPLETE
INFORMATION ABOUT THE DEPOSITOR  AND THE OFFERING.  YOU MAY  GET THESE DOCUMENTS AT NO
CHARGE BY VISITING EDGAR ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates  may not be suitable for all investors.  RFS  and its affiliates may acquire,  hold or sell positions  in  these  certificates,  or in  related  derivatives,  and may have an  investment  or  commercial  banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason
RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The  information  in  this  free  writing  prospectus  is  preliminary,  and  will  be  superseded  by the  preliminary prospectus.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering  of the  certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the certificates,  when,  as and if  issued.  Any such  offer to  purchase  made by you will not be  accepted  and will not constitute a  contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase  the  certificates,  and you will not have any contractual  commitment to purchase any of the certificates  until after you have received the preliminary  prospectus.
You may  withdraw  your  offer  to  purchase  certificates  at any time  prior to our  acceptance  of your  offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials  relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally, RFS has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                                                         TOTAL               MINIMUM             MAXIMUM
Aggregate Current Principal Balance                                                            $618,146,802.96     $8,832.96         $1,000,000.00
Number of Mortgage Loans                                                                                 3,971

Average Current Principal Balance                                                                  $155,665.27
Weighted Average Original Loan-to-Value                                                                 83.08%         6.00%               101.00%
Weighted Average Mortgage Rate                                                                           8.46%         5.50%                14.15%
Weighted Average Net Mortgage Rate                                                                       7.91%         4.95%                13.60%
Weighted Average Note Margin                                                                             5.58%         0.25%                 8.35%
Weighted Average Maximum Mortgage Rate                                                                  14.04%        10.30%                17.05%
Weighted Average Minimum Mortgage Rate                                                                   8.04%         5.49%                11.05%
Weighted Average Term to Next Rate Adjustment Date (months)                                                 24             2                    60
Weighted Average Remaining Term to Stated Maturity (months)                                                335           109                   360
Weighted Average Credit Score                                                                              623           500                   793

WEIGHTED AVERAGE REFLECTED IN TOTAL
                                                                                                                PERCENT OF CUT-OFF DATE
                                                                       RANGE                                    PRINCIPAL BALANCE
Product Type                                                           Hybrid ARM                          76.42%
                                                                       Fixed                                          23.58%

Lien                                                                   First                                          87.15%
                                                                       Second                                         12.85%

Property Type                                                          Single Family (detached)                       67.04%
                                                                       Townhouse/rowhouse                              1.26%
                                                                       Condo-Low-Rise (Less than 5 stories)            6.12%
                                                                       Condo Mid-Rise (timeMinute55Hour195 to
                                                                       8 stories)                                      0.11%
                                                                       Condo High-Rise (9 stories or more)             0.56%
                                                                       Detached PUD                                   14.20%
                                                                       Attached PUD                                    3.41%
                                                                       Two-to-four family units                        7.31%

Occupancy Status                                                       Primary Residence                              96.13%
                                                                       Second/Vacation                                 2.05%
                                                                       Non Owner Occupied                              1.81%

Documentation Type                                                     Full Documentation                             64.06%
                                                                       Reduced Documentation                          35.94%

Loans with Prepayment penalties                                                                                       66.92%

Interest Only Percentage                                                                                               7.04%

Loans serviced by Mortgage Loan Network                                                                              100.00%

                                                       LIEN POSITION OF THE AGGREGATE LOANS
                                                                                              AVERAGE                            WEIGHTED AVERAGE
                                        NUMBER OF                        % OF PRINCIPAL      PRINCIPAL       WEIGHTED AVERAGE        ORIGINAL
LIEN POSITION                             LOANS      PRINCIPAL BALANCE       BALANCE          BALANCE          CREDIT SCORE       LTV
-------------------------------------- ------------- ------------------- ---------------- ----------------- ------------------- -------------------
First Lien                                2,514       $  538,725,047         87.15%        $214,290                622                80.96%
Second Lien                               1,457           79,421,755          12.85            54,510              634                97.49
TOTAL:                                    3,971       $618,146,803           100.00%       $155,665                623                83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                       PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                              AVERAGE                            WEIGHTED AVERAGE
                                        NUMBER OF                        % OF PRINCIPAL      PRINCIPAL       WEIGHTED AVERAGE        ORIGINAL
PRODUCT TYPE                              LOANS      PRINCIPAL BALANCE       BALANCE          BALANCE          CREDIT SCORE       LTV
-------------------------------------- ------------- ------------------- ---------------- ----------------- ------------------- -------------------
FRM                                        381        $  51,112,699           8.27%          $134,154               629                78.81%
FRM 30/15 Balloon                         1,330           72,451,528          11.72            54,475               633                98.64
FRM 40/30 Balloon                           97            22,176,845           3.59           228,627               639                77.90
2YR HYBRID                                 937           175,705,849          28.42           187,520               616                81.62
2YR HYBRID 30/15 Balloon                    1                155,862           0.03           155,862               600                80.00
2YR HYBRID 40/30 Balloon                   892           218,237,846          35.31           244,661               622                81.76
2YR HYBRID IO                              144            39,200,784           6.34           272,228               642                79.55
2YR HYBRID IO 40/30 Balloon                 2                528,000           0.09           264,000               606                80.00
3YR HYBRID                                  96            18,105,670           2.93           188,601               595                78.60
3YR HYBRID 40/30 Balloon                    63            14,433,288           2.33           229,100               614                82.30
3YR HYBRID IO                               17             3,761,346           0.61           221,256               626                83.68
5YR HYBRID                                  5                936,536           0.15           187,307               629                78.86
5YR HYBRID 40/30 Balloon                    6              1,340,549           0.22           223,425               667                74.21
TOTAL:                                    3,971         $618,146,803         100.00%         $155,665               623                83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                              AVERAGE        WEIGHTED AVERAGE
PLACENAMEPLACECREDIT PLACENAMESCORE     NUMBER OF                        % OF PRINCIPAL      PRINCIPAL           ORIGINAL
PLACETYPERANGE                            LOANS      PRINCIPAL BALANCE       BALANCE          BALANCE         LTV
-------------------------------------- ------------- ------------------- ---------------- ----------------- -------------------
500 - 519                                  125        $  20,171,275           3.26%         $161,370              79.28%
520 - 539                                  111            18,583,534          3.01           167,419              80.53
540 - 559                                  120            23,369,784          3.78           194,748              80.62
560 - 579                                  127            25,871,298          4.19           203,711              79.92
580 - 599                                  484            64,245,871          10.39          132,739              82.62
600 - 619                                  908           135,061,657          21.85          148,746              83.69
620 - 639                                  885           130,521,363          21.11          147,482              83.76
640 - 659                                  485            77,044,419          12.46          158,854              83.66
660 - 679                                  310            52,878,826          8.55           170,577              83.59
680 - 699                                  176            33,051,448          5.35           187,792              82.94
700 - 719                                   99            17,109,610          2.77           172,824              83.58
720 - 739                                   69            11,008,574          1.78           159,545              85.86
740 - 759                                   33             3,655,854          0.59           110,783              87.01
760 or Greater                              39             5,573,291          0.90           142,905              83.46
TOTAL:                                    3,971         $618,146,803        100.00%         $155,665              83.08%

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 623.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
                                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                              AVERAGE                            WEIGHTED AVERAGE
                                        NUMBER OF                        % OF PRINCIPAL      PRINCIPAL       WEIGHTED AVERAGE        ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS      PRINCIPAL BALANCE       BALANCE          BALANCE          CREDIT SCORE       LTV
-------------------------------------- ------------- ------------------- ---------------- ----------------- ------------------- -------------------
100,000 or less                           1,691       $  91,691,317          14.83%           $54,223               624                92.11%
100,001 to 200,000                        1,188         173,740,656           28.11           146,246               618                81.44
200,001 to 300,000                         638          155,594,758           25.17           243,879               621                81.34
300,001 to 400,000                         242           82,794,283           13.39           342,125               632                81.54
400,001 to 500,000                         103           46,117,766            7.46           447,745               626                83.56
500,001 to 600,000                          66           35,762,185            5.79           541,851               623                81.45
600,001 to 700,000                          18           11,554,480            1.87           641,916               622                82.31
700,001 to 800,000                          13            9,819,585            1.59           755,353               640                77.77
800,001 to 900,000                          5             4,291,061            0.69           858,212               639                82.61
900,001 to 1,000,000                        7             6,780,712            1.10           968,673               637                76.66
TOTAL:                                    3,971        $618,146,803          100.00%         $155,665               623                83.08%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $155,665.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                              AVERAGE                            WEIGHTED AVERAGE
                                        NUMBER OF                        % OF PRINCIPAL      PRINCIPAL       WEIGHTED AVERAGE        ORIGINAL
NET MORTGAGE RATES (%)                    LOANS      PRINCIPAL BALANCE       BALANCE          BALANCE          CREDIT SCORE       LTV
-------------------------------------- ------------- ------------------- ---------------- ----------------- ------------------- -------------------
4.500 - 4.999                               1         $      397,042          0.06%         $397,042             660                92.00%
5.000 - 5.499                               5              1,139,735          0.18           227,947             668                74.63
5.500 - 5.999                               46            11,699,182          1.89           254,330             657                76.65
6.000 - 6.499                              247            64,645,307          10.46          261,722             643                78.19
6.500 - 6.999                              403            99,898,930          16.16          247,888             632                79.45
7.000 - 7.499                              556           117,575,649          19.02          211,467             629                80.09
7.500 - 7.999                              487            96,723,989          15.65          198,612             624                81.31
8.000 - 8.499                              454            79,317,007          12.83          174,707             605                81.97
8.500 - 8.999                              226            41,879,138          6.77           185,306             596                86.13
9.000 - 9.499                              158            21,121,720          3.42           133,682             581                88.16
9.500 - 9.999                              122            12,669,737          2.05           103,850             596                90.32
10.000 - 10.499                            191            11,404,917          1.85           59,712              634                94.84
10.500 - 10.999                            225            11,980,055          1.94           53,245              640                96.21
11.000 - 11.499                            320            18,147,942          2.94           56,712              631                98.49
11.500 - 11.999                            291            16,650,272          2.69           57,217              623                98.91
12.000 - 12.499                            172             9,323,866          1.51           54,209              614                99.70
12.500 - 12.999                             53             2,777,714          0.45           52,410              606                99.04
13.000 - 13.499                             12               682,050          0.11           56,837              610                98.59
13.500 or Greater                           2                112,552          0.02           56,276              611                100.00
TOTAL:                                    3,971         $618,146,803         100.00%       $155,665              623                83.08%

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 7.9138% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
MORTGAGE RATE (%)                               LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
5.000 - 5.499                                     1         $       397,042        0.06%        $397,042           660               92.00%

5.500 - 5.999                                     3                610,379         0.10          203,460           692               75.70
6.000 - 6.499                                     41            10,813,192         1.75          263,736           660               76.37
6.500 - 6.999                                    221            58,013,532         9.39          262,505           643               77.82
7.000 - 7.499                                    385            96,355,336        15.59          250,274           634               79.63
7.500 - 7.999                                    577           123,112,212        19.92          213,366           629               79.88
8.000 - 8.499                                    480            94,908,329        15.35          197,726           625               81.24
8.500 - 8.999                                    475            84,131,093        13.61          177,118           606               81.90
9.000 - 9.499                                    216            39,382,296         6.37          182,325           595               85.79
9.500 - 9.999                                    179            26,211,471         4.24          146,433           585               88.24
10.000 - 10.499                                  104            11,147,622         1.80          107,189           582               89.41
10.500 - 10.999                                  199            12,577,222         2.03          63,202            637               94.66
11.000 - 11.499                                  222            11,835,163         1.91          53,312            640               95.89
11.500 - 11.999                                  314            17,965,474         2.91          57,215            634               98.62
12.000 - 12.499                                  282            15,745,140         2.55          55,834            623               98.80
12.500 - 12.999                                  197            10,956,057         1.77          55,615            615               99.58
13.000 - 13.499                                   58             2,957,482         0.48          50,991            608               99.10

13.500 - 13.999                                   15               915,209         0.15          61,014            610               98.95

14.000 - 14.499                                   2                112,552         0.02          56,276            611              100.00
TOTAL:                                          3,971         $618,146,803       100.00%       $155,665            623              83.08%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 8.4638% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                  ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT
ORIGINAL LTV RATIO (%)               LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE
-------------------------------------------- ------------- ------------------ --------------- ---------------- -----------------
0.01 - 50.00                                      55        $    6,357,738         1.03%        $115,595             615
50.01 - 55.00                                     23             3,802,134         0.62          165,310             582
55.01 - 60.00                                     41             6,936,825         1.12          169,191             597
60.01 - 65.00                                     59            11,650,000         1.88          197,458             584
65.01 - 70.00                                    105            20,032,755         3.24          190,788             595
70.01 - 75.00                                    119            23,854,912         3.86          200,461             611
75.01 - 80.00                                   1,514          319,523,153        51.69          211,046             632
80.01 - 85.00                                    169            37,819,842         6.12          223,786             607
85.01 - 90.00                                    395            80,646,575        13.05          204,169             600
90.01 - 95.00                                    129            20,988,414         3.40          162,701             634
95.01 - 100.00                                  1,361           86,502,559        13.99           63,558             638

100.01 - 110.00                                   1                 31,894         0.01           31,894             601
TOTAL:                                          3,971         $618,146,803       100.00%        $155,665             623

As of the cut-off date, the weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.08%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                    GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
STATE                                           LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
StateplaceAlabama                                 89            $ 8,217,284        1.33%        $ 92,329             616              85.96%
StateplaceArkansas                                11              1,028,746        0.17           93,522             632               86.59
StateplaceArizona                                190             28,353,106        4.59          149,227             628               82.79
StateplaceCalifornia                             150             38,355,162        6.20          255,701             621               81.20
StateplaceColorado                                44              6,081,178        0.98          138,209             626               85.33
StateplaceConnecticut                            141             20,687,970        3.35          146,723             619               84.06
StateplaceDistrict of Columbia                    6               1,465,245        0.24          244,207             609               76.71
StateplaceDelaware                                34              4,624,782        0.75          136,023             621               81.37
StateplaceFlorida                                667            102,139,182        16.52         153,132             628               83.37
country-regionplaceGeorgia                       284             36,055,968        5.83          126,958             618               84.74

StateplaceIowa                                    7                 433,158        0.07           61,880             592               83.79

StateplaceIdaho                                   6                 676,028        0.11          112,671             602               78.03
StateplaceIllinois                               165             28,330,674        4.58          171,701             633               84.10
StateplaceIndiana                                 23              1,805,390        0.29           78,495             597               83.20
StateplaceKansas                                  9               1,059,137        0.17          117,682             638               83.12
StateplaceKentucky                                34              3,240,019        0.52           95,295             602               84.50
StateplaceLouisiana                               36              3,289,486        0.53           91,375             607               88.24
StateplaceMassachusetts                          203             36,363,427        5.88          179,130             625               81.73
StateplaceMaryland                               195             36,998,187        5.99          189,734             624               81.80
StateplaceMaine                                   27              3,538,033        0.57          131,038             657               84.17
StateplaceMichigan                                57              6,467,097        1.05          113,458             608               82.22
StateplaceMinnesota                               66              9,844,351        1.59          149,157             621               84.51
StateplaceMissouri                                35              4,238,972        0.69          121,113             599               85.03
StateplaceMississippi                             17              1,788,235        0.29          105,190             660               87.09

StateplaceMontana                                 1                 169,559        0.03          169,559             516               65.00
StateplaceNorth Carolina                          79              8,486,692        1.37          107,426             613               85.39

StateplaceNorth Dakota                            1                  78,572        0.01           78,572             636               85.00

StateplaceNebraska                                7                 553,638        0.09           79,091             608               84.43
StateplaceNew Hampshire                           44              5,878,746        0.95          133,608             621               82.58
StateplaceNew Jersey                             193             43,783,862        7.08          226,859             629               82.21

StateplaceNew Mexico                              7                 628,533        0.10           89,790             642               84.85
StateplaceNevada                                  69             10,184,200        1.65          147,597             628               85.47
StateplaceNew York                               171             42,157,272        6.82          246,534             632               81.97
StateplaceOhio                                    56              5,751,094        0.93          102,698             596               85.10
StateplaceOklahoma                                36              3,154,129        0.51           87,615             598               85.08
StateplaceOregon                                  36              4,195,970        0.68          116,555             616               86.14
StateplacePennsylvania                           169             25,386,259        4.11          150,215             612               81.97
StateplaceRhode Island                            72             12,068,790        1.95          167,622             633               84.80
StateplaceSouth Carolina                          30              3,714,282        0.60          123,809             594               80.98

StateplaceSouth Dakota                            2                 460,459        0.07          230,229             587               88.01
StateplaceTennessee                              107              9,406,743        1.52           87,913             619               84.28
StateplaceTexas                                   68              6,788,670        1.10           99,833             624               82.31
StateplaceUtah                                    32              3,213,346        0.52          100,417             608               85.62
StateplaceVirginia                               196             32,756,563        5.30          167,125             617               82.57

StateplaceVermont                                 4                 264,340        0.04           66,085             602               73.19
StateplaceWashington                              35              5,761,461        0.93          164,613             634               83.03
StateplaceWisconsin                               52              7,256,222        1.17          139,543             614               83.62

StateplaceWest Virginia                           7                 855,619        0.14          122,231             618               81.45

StateplaceWyoming                                 1                 110,965        0.02          110,965             574               80.00
TOTAL:                                          3,971          $618,146,803       100.00%       $155,665             623              83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
                                                   MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS

                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
LOAN PURPOSE                                    LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
Purchase                                        2,206       $305,524,968          49.43%        $138,497              635              84.51%
Rate/Term Refinance                               35           4,592,088           0.74          131,203              620               81.39
Equity Refinance                                1,730        308,029,747          49.83          178,052              611               81.70
TOTAL:                                          3,971       $618,146,803         100.00%        $155,665              623              83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                             MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
DOCUMENTATION                                   LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
Full Documentation                              2,511       $395,956,183          64.06%       $157,689              615              82.82%
Reduced Documentation                           1,460        222,190,620          35.94         152,185              638               83.55
TOTAL:                                          3,971       $618,146,803         100.00%       $155,665              623              83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                      OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
OCCUPANCY TYPE                                  LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
Primary Residence                               3,817         $594,235,008         96.13%       $155,681             622              83.14%
Second/Vacation                                   85            12,696,220         2.05          149,367             669               83.79
Non-Owner Occupied                                69            11,215,576         1.81          162,545             639               79.36
TOTAL:                                          3,971         $618,146,803         100.00%      $155,665             623              83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                 MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
PROPERTY TYPE                                   LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
Single-family detached                          2,727         $414,383,823       67.04%       $151,956              619              82.48%
Townhouse                                         46             7,806,901        1.26          169,715             622               83.00
Condo-Low-Rise(Less than 5 stories)              295            37,814,918        6.12          128,186             637               84.47

Condo Mid-Rise (5 to 8 stories)                    4               659,938        0.11          164,984             665               92.76
Condo High-Rise (9 stories or more)               11             3,435,921        0.56          312,356             653               89.06
Planned Unit Developments (detached)             523            87,754,493        14.20         167,791             625               84.38
Planned Unit Developments (attached)             144            21,099,312         3.41         146,523             626               83.52
Two-to-four family units                         221            45,191,498         7.31         204,486             643               84.18
TOTAL:                                          3,971         $618,146,803       100.00%       $155,665             623               83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                       CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
AGGREGATE CREDIT GRADE                          LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
A4                                              1,688        $289,689,004         46.86%        $171,617             629               83.38%
A5                                              1,667         217,931,013         35.26          130,732             629               83.96
AX                                               287           56,816,094          9.19          197,965             602               81.64
AM                                               157           28,710,440          4.64          182,869             577               78.35
B                                                 43            7,296,888          1.18          169,695             599               76.99
C                                                129           17,703,364          2.86          137,235             604               82.36
TOTAL:                                          3,971        $618,146,803        100.00%        $155,665             623               83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                 PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
PREPAYMENT PENALTY TERM                         LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
None                                            1,400       $204,453,839        33.08%        $146,038             626               83.93%

6 Months                                          1              106,369         0.02          106,369             655               80.00
12 Months                                        362          79,571,438        12.87          219,811             631               82.53
24 Months                                       1,598        267,089,130        43.21          167,140             619               82.45
36 Months                                        610          66,926,027        10.83          109,715             623               83.65
TOTAL:                                          3,971       $618,146,803       100.00%        $155,665             623               83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                   % OF           AVERAGE          WEIGHTED      WEIGHTED AVERAGE
                                              NUMBER OF                         PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       ORIGINAL
INTEREST ONLY TERM                              LOANS      PRINCIPAL BALANCE     BALANCE          BALANCE           SCORE         LTV
-------------------------------------------- ------------- ------------------ --------------- ---------------- ----------------- ------------------
None                                            3,808       $574,656,672          92.96%        $150,908              622                83.32%
60 Months                                        163          43,490,131           7.04          266,811              640                79.91
TOTAL:                                          3,971       $618,146,803         100.00%        $155,665              623                83.08%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                       NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                                                                WEIGHTED AVERAGE
                                       NUMBER OF                       % OF PRINCIPAL        AVERAGE        WEIGHTED AVERAGE        ORIGINAL
NOTE MARGIN (%)                          LOANS      PRINCIPAL BALANCE      BALANCE      PRINCIPAL BALANCE     CREDIT SCORE       LTV
------------------------------------ -------------- ------------------ ---------------- ------------------ ------------------- --------------------
Fixed Rate Mortgages                     1,809       $145,996,018          23.62%        $ 80,705                 632                 88.52%

2.500 - 2.999                              1              258,850           0.04           258,850                575                 90.00

3.000 - 3.499                              5              989,644           0.16           197,929                683                 76.93
3.500 - 3.999                             31            7,585,568           1.23           244,696                658                 77.36
4.000 - 4.499                             158          40,281,822           6.52           254,948                643                 78.77
4.500 - 4.999                             311          79,408,521          12.85           255,333                631                 79.42
5.000 - 5.499                             460         101,659,603          16.45           220,999                630                 80.60
5.500 - 5.999                             426          91,017,875          14.72           213,657                625                 81.21
6.000 - 6.499                             394          78,666,853          12.73           199,662                607                 81.38
6.500 - 6.999                             188          38,714,661           6.26           205,929                599                 85.75
7.000 - 7.499                             129          23,598,348           3.82           182,933                572                 87.81
7.500 - 7.999                             46            7,708,608           1.25           167,578                560                 88.41
8.000 - 8.499                             13            2,260,431           0.37           173,879                622                 92.05
TOTAL:                                   3,971       $618,146,803         100.00%         $155,665                623                83.08%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.5788% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                  MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                                                WEIGHTED AVERAGE
                                       NUMBER OF                       % OF PRINCIPAL        AVERAGE        WEIGHTED AVERAGE        ORIGINAL
MAXIMUM MORTGAGE RATE (%)                LOANS      PRINCIPAL BALANCE      BALANCE      PRINCIPAL BALANCE     CREDIT SCORE       LTV
------------------------------------ -------------- ------------------ ---------------- ------------------ ------------------- --------------------
Fixed Rate Mortgages                     1,808       $145,741,072          23.58%        $ 80,609                 633                 88.53%

10.000 - 10.999                            1              377,735           0.06           377,735                658                 90.00

11.000 - 11.999                            3              610,379           0.10           203,460                692                 75.70
12.000 - 12.999                           211          54,354,879           8.79           257,606                643                 78.32
13.000 - 13.999                           807         187,226,411          30.29           232,003                631                 80.14
14.000 - 14.999                           799         162,722,596          26.32           203,658                615                 81.33
15.000 - 15.999                           281          57,319,561           9.27           203,984                589                 87.14
16.000 - 16.999                           60            9,629,229           1.56           160,487                561                 90.11

17.000 - 17.999                            1              164,942           0.03           164,942                653                100.00
TOTAL:                                   3,971       $618,146,803         100.00%         $155,665                623                 83.08%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.0416% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                          MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                        % OF PRINCIPAL     AVERAGE PRINCIPAL    WEIGHTED AVERAGE CREDIT      WEIGHTED AVERAGE
MINIMUM MORTGAGE RATES (%)       NUMBER OF LOANS  PRINCIPAL BALANCE        BALANCE              BALANCE                  SCORE            ORIGINAL LTV
-------------------------------- ---------------- ------------------- ------------------- --------------------- ------------------------- ------------------------
Fixed Rate Mortgages                  1,808        $145,741,072            23.58%          $ 80,609                      633                      88.53%
5.000 - 5.999                           4               950,151             0.15            237,538                      644                      77.24
6.000 - 6.999                          213           54,642,569             8.84            256,538                      642                      78.28
7.000 - 7.999                          809          187,596,227            30.35            231,887                      631                      80.18
8.000 - 8.999                          797          162,434,906            26.28            203,808                      615                      81.35
9.000 - 9.999                          280           57,060,937             9.23            203,789                      589                      87.13
10.000 - 10.999                        59             9,555,999             1.55            161,966                      562                      90.11
11.000 - 11.999                         1               164,942             0.03            164,942                      653                     100.00
TOTAL:                                3,971        $618,146,803           100.00%          $155,665                      623                      83.08%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 8.0391% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                        % OF PRINCIPAL     AVERAGE PRINCIPAL    WEIGHTED AVERAGE CREDIT      WEIGHTED AVERAGE
NEXT INTEREST ADJUSTMENT DATE    NUMBER OF LOANS  PRINCIPAL BALANCE        BALANCE              BALANCE                  SCORE            ORIGINAL LTV
-------------------------------- ---------------- ------------------- ------------------- --------------------- ------------------------- ------------------------
Fixed Rate Mortgages                  1,808        $145,741,072             23.58%          $ 80,609                      633                     88.53%

August 2006                             1                95,186              0.02             95,186                      702                      90.00

February 2007                           1                69,407              0.01             69,407                      555                      80.00
March 2007                              3               313,115              0.05            104,372                      648                      80.00
November 2007                           2               298,690              0.05            149,345                      674                      80.00
December 2007                           3               457,172              0.07            152,391                      604                      84.58
January 2008                            6             1,277,928              0.21            212,988                      635                      83.73
February 2008                          12             2,756,307              0.45            229,692                      613                      82.78
March 2008                             74            18,371,605              2.97            248,265                      618                      80.50
April 2008                             687          144,703,083             23.41            210,630                      624                      81.45
May 2008                              1,107         248,999,006             40.28            224,931                      620                      81.52
June 2008                              80            16,486,844              2.67            206,086                      612                      82.31
January 2009                            1               179,693              0.03            179,693                      668                      89.00
March 2009                              2               597,341              0.10            298,671                      554                      75.80
April 2009                             58            11,962,827              1.94            206,256                      606                      81.21
May 2009                               110           22,509,543              3.64            204,632                      607                      79.99
June 2009                               5             1,050,900              0.17            210,180                      596                      87.83
February 2011                           1               138,064              0.02            138,064                      632                      80.00
April 2011                              2               455,659              0.07            227,829                      642                      91.05
May 2011                                7             1,435,361              0.23            205,052                      656                      70.34
June 2011                               1               248,000              0.04            248,000                      652                      80.00
TOTAL:                                3,971        $618,146,803            100.00%          $155,665                      623                     83.08%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                   DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                                                          % OF PRINCIPAL     AVERAGE PRINCIPAL       WEIGHTED AVERAGE         WEIGHTED AVERAGE
 DTI               NUMBER OF LOANS  PRINCIPAL BALANCE        BALANCE              BALANCE              CREDIT SCORE        ORIGINAL LTV
------------------ ---------------- ------------------- ------------------- --------------------- ------------------------ ------------------------
20.00 or Less            237          $  50,671,626             8.20%          $213,804                      628                     82.29%
20.01 - 25.00            143             20,954,274             3.39            146,533                      621                     82.25
25.01 - 30.00            252             38,196,849             6.18            151,575                      612                     82.52
30.01 - 35.00            367             55,504,687             8.98            151,239                      624                     82.06
35.01 - 40.00            586             83,450,587            13.50            142,407                      624                     83.57
40.01 - 45.00            826            115,575,465            18.70            139,922                      625                     83.41
45.01 - 50.00            898            131,329,738            21.25            146,247                      628                     83.46
50.01 - 55.00            662            122,463,577            19.81            184,990                      617                     83.14
TOTAL:                  3,971          $618,146,803           100.00%          $155,665                      623                     83.08%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 40.5%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.